Ernest L. Cu, CEO of Globe Telecom, Philippines’ largest mobile operator, joins LivePerson Board of Directors

Visionary who revolutionized the Philippines’ telecom industry joins board of leading conversational AI company

NEW YORK, NY, April 27, 2021 — LivePerson, Inc. (Nasdaq: LPSN), a global leader in conversational AI, today announced that renowned executive and digital transformation visionary Ernest L. Cu has joined its board of directors. Cu is President and CEO of Globe Telecom, Inc., the Philippines’ largest mobile operator with over 80 million subscribers and is widely recognized for steering the company’s digital transformation, pioneering the creation of the BPO contact center industry in the Philippines, and making mobile experiences central to the country’s way of life.

Under Cu’s leadership, Globe has made tremendous strides for consumer experience, from payments and social networks to content and live events. Globe now offers one of the largest payment platforms in Asia, GCash, the #1 finance app in the Philippines, which surpassed 1 trillion Philippine pesos in transaction volume (over US$20 billion) last year and grew its user base by 65% last year to 33 million. In a first-of-its-kind partnership with Facebook, Globe became the first telecom in the world to provide free Facebook access to its customers. With Cu at the helm, the company has developed content production arms to create film, television, online, and live content that is resold to companies including Netflix for further distribution. Cu has also formed major strategic relationships in these areas, including Ant Financial and Alipay for payments and Disney for content.

Cu has served as Globe’s President and CEO for over a decade and has driven sweeping transformations across the company, including modernizing its network and IT infrastructure, developing a strong collaborative and service-oriented culture, and creating unique product innovations. Under Cu, Globe has become the number one mobile operator in the Philippines and has led the way in making digital consumer engagement a major part of the national lifestyle.

Cu is widely recognized as a pioneer in corporate sustainability and the BPO industry. Thanks to his vision, Globe purposefully transformed its operations to create a more sustainable organization and catalyze national efforts to care for people and the environment. He is regarded as one of the founding fathers of the BPO contact center industry in the Philippines — which now employs over 1 million people — making the nation a global leader in the field and therefore a core part of the world economy.

"A world leader and visionary in consumer experience, digital transformation, and mobile- and cloud-first technology, Ernest will help us chart our course as growing demand accelerates brands’ ongoing structural shift to conversational commerce," said Robert LoCascio, founder and CEO of LivePerson. “We're delighted to welcome Ernest to LivePerson’s board.”

"Customers and their needs have always been at the heart of my career," said Cu. "LivePerson’s vision for conversational commerce and its industry-leading messaging and AI capabilities are changing the very nature of how brands and customers engage. I'm thrilled to be joining the board as LivePerson writes the next chapter of the conversational revolution."

About LivePerson, Inc.
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI at scale and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. LivePerson has been named to Fast Company’s World's Most Innovative Companies list for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

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